[Name and Address of Proxy Solicitor]


                     INVESCO TAX-FREE INTERMEDIATE BOND FUND
                       INVESCO Tax-Free Income Funds, INC.

                  PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS
                                  MAY 20, 1999


This proxy is being solicited on behalf of the Board of Directors of INVESCO Tax-Free Income Funds, Inc. ("Company") and relates to the proposals with respect to the Company and to INVESCO Tax-Free Intermediate Bond Fund, a series of the Company ("Fund"). The undersigned hereby appoints as proxies Fred A. Deering and Mark H. Williamson, and each of them (with power of substitution), to vote all shares of common stock of the undersigned in the Fund at the Special Meeting of Shareholders to be held at 10:00 a.m., Mountain Standard Time, on May 20, 1999, at the offices of the Company, 7800 East Union Avenue, Denver, Colorado 80237, and any adjournment thereof ("Meeting"), with all the power the undersigned would have if personally present.


The shares represented by this proxy will be voted as instructed. Unless indicated to the contrary, this proxy shall be deemed to grant authority to vote "FOR" all proposals relating to the Company and the Fund with discretionary power to vote upon such other business as may properly come before the Meeting.

YOUR VOTE IS IMPORTANT. IF YOU ARE NOT VOTING BY PHONE, FACSIMILE OR INTERNET, PLEASE DATE AND SIGN THIS PROXY BELOW AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.


TO VOTE BY TOUCH-TONE PHONE OR THE INTERNET, PLEASE CALL 1-800-690-6903 TOLL FREE OR VISIT WWW.PROXYOTE.COM. TO VOTE BY FACSIMILE TRANSMISSION, PLEASE FAX YOUR COMPLETED PROXY CARD TO 1-800-733-1885.



TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:


        [X]             KEEP THIS PORTION FOR YOUR RECORDS




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                                             DETACH AND RETURN THIS PORTION ONLY
                    THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

                     INVESCO TAX-FREE INTERMEDIATE BOND FUND
                       INVESCO TAX-FREE INCOME FUNDS, INC.

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VOTE ON DIRECTORS                                       FOR      WITHHOLD     FOR ALL
                                                        ALL        ALL        EXCEPT


4.   Election of the Company's Board of                 / /        / /         / /             To withhold authority
     Directors: (1) Charles W. Brady; (2) Fred A.                                              to vote for any
     Deering; (3) Mark H. Williamson;                                                          individual nominee(s),
     (4) Dr. Victor L. Andrews; (5) Bob R. Baker;                                              mark "For All Except"
     (6) Lawrence H. Budner; (7) Dr. Wendy Lee                                                 and write the nominee's
     Gramm; (8) Kenneth T. King; (9) John W.                                                   number on the line
     McIntyre; and (10) Dr. Larry Soll.                                                        below.

                                                                                               ------------------------


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VOTE ON PROPOSALS                                                                FOR         AGAINST       ABSTAIN


1.   Approval of an Agreement and Plan of Reorganization and                     / /           / /           / /
     Termination under which INVESCO Long-Term Bond Fund ("Long-
     Term Bond Fund"), also a series of the Company, would acquire all of the assets of the Fund in exchange solely for shares of
     Long-Term Bond Fund and the assumption by Long-Term Bond Fund of all of the Fund's liabilities, followed by the distribution of those shares to the shareholders of the Fund.

2.   Approval of an Agreement and Plan of Conversion and Termination             / /           / /           / /
     providing for the conversion of the Fund from a separate series of the Company to a separate series of INVESCO Bond Funds, Inc.

3.   Approval of changes to the fundamental investment policies;                 / /           / /           / /

/ / To vote against the proposed changes to one or more of the specific fundamental investment policies, but to approve others, PLACE AN "X" IN THE BOX AT LEFT and indicate the letter(s) (as set forth in the proxy statement) of the investment policy or policies you do not want to change on the line on the reverse side. IF YOU CHOOSE TO VOTE DIFFERENTLY ON INDIVIDUAL RESTRICTIONS, YOU MUST MAIL IN YOUR PROXY CARD. IF YOU CHOOSE TO VOTE THE SAME ON ALL RESTRICTIONS PERTAINING TO YOUR FUND, TELEPHONE AND INTERNET VOTING ARE AVAILABLE.

5.   Ratification of the selection of PricewaterhouseCoopers LLP as              / /           / /           / /
     the Fund's Independent Public Accountants.


YOUR VOTE IS IMPORTANT. IF YOU ARE NOT VOTING BY PHONE, FACSILIME OR INTERNET, PLEASE SIGN AND DATE THIS PROXY BELOW AND
RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.


TO VOTE BY TOUCH-TONE PHONE OR THE INTERNET, PLEASE CALL 1-800-690-6903 TOLL FREE OR VISIT WWW.PROXYVOTE.COM. TO VOTE BY
FACSIMILE TRANSMISSION, PLEASE FAX YOUR COMPLETED PROXY CARD TO 1-800-733-1885.



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Please sign exactly as name appears hereon. If stock is held in the name of joint owners, each should sign.
Attorneys-in-fact, executors, administrators, etc. should so indicate. If shareholder is a corporation or partnership, please sign in full corporate or partnership name by authorized person

_________________________________________________      ______________________________________
Signature                                              Date

_________________________________________________      ______________________________________
Signature (Joint Owners)                               Date



[Back]

To vote against the proposed changes to one or more of the specific fundamental investment policies, indicate the letter(s) (as set forth in the proxy statement) of the investment policy or policies you do not want to change on the line at the right. IF YOU CHOOSE TO VOTE DIFFERENTLY ON INDIVIDUAL RESTRICTIONS,
YOU MUST MAIL IN YOUR PROXY CARD. IF YOU CHOOSE TO VOTE THE SAME ON ALL
RESTRICTIONS PERTAINING TO YOUR FUND, TELEPHONE AND INTERNET VOTING ARE              3.   ________________________
AVAILABLE.



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